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                                                           Exhibit Number - 23.1


                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors and Stockholders
Sykes Enterprises, Incorporated

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sykes Enterprises, Incorporated of our report dated February 7, 2000, included in the 1999 Annual Report to Shareholders of Sykes Enterprises, Incorporated.

Our audits also included the financial statement schedule of Sykes Enterprises, Incorporated listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein for the years ended December 31, 1998 and 1999.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23681) pertaining to the Sykes Enterprises, Incorporated, Non-Qualified Incentive Stock Option Plan and in the Registration Statement (Form S-8 No. 333-88359) pertaining to the Sykes Enterprises, Incorporated 1999 Employee' Stock Purchase Plan of our report dated February 7, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Form 10-K of Sykes Enterprises, Incorporated.

                                                              Ernst & Young LLP

Tampa, Florida
March 27, 2000